                                                                  EXHIBIT 10.13

                          WESTERN SIERRA NATIONAL BANK
                            INDEMNIFICATION AGREEMENT

This Agreement is made as of the 16TH day of MAY, 1994 by and between Western Sierra National Bank, a national association ("Bank"), and GARY D. GALL ("the Indemnitee"), a director (or officer) of Bank.

                                    RECITALS

        A. Bank and the Indemnitee recognize that statutes, regulations, court opinions and Bank's Articles of Association and Bylaws are uncertain in providing Bank's directors and officers with adequate protection from liabilities to which they may become personally exposed as a result of performing their duties in good faith for Bank;

        B. Bank and the Indemnitee are aware of the large number of lawsuits filed against corporate directors and officers;

        C. Bank and the Indemnitee recognize that the cost of defending against such lawsuits, may be beyond the financial resources of most directors and officers of Bank;

        D. Bank and the Indemnitee recognize that the potential risks and liabilities of being a director or officer pose a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve as a director or officer of Bank;

        E. Bank has investigated the availability and sufficiency of liability insurance to its directors and officers with adequate protection against potential liabilities and has concluded that such insurance provides both inadequate and unacceptable protection to its directors and officers, and thus, it would be in the best interests of Bank and its shareholders to contract with the Indemnitee, to indemnify him to the fullest extent permitted by law against personal liability for actions taken in the good faith performance of his duties to Bank;

        F. The Office of the Comptroller of the Currency (the "OCC") interpretive ruling 12 CRF 7.5217 states that, with regard to indemnification of directors, officers and employees, a national bank may amend its Articles of Association to substantially reflect the general standards of law of the state in which it is headquartered.

        G. Section 317 of the General Corporation Law of the state of California ("Section 317") sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (among others) of a California corporation by such corporation.

        H. In order to induce and encourage experienced and capable persons such as the Indemnitee to continue to serve as a director or officer of Bank, the Board of Directors of Bank has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to Bank and the Indemnitee in lieu hereof, that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of Bank and its shareholders;

        I. Bank desires to have the Indemnitee continue to serve as a director or officer of Bank free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance to his duty to Bank; and the Indemnitee desires to continue to serve as a director or officer of Bank; provided, and on the express condition, that the Indemnitee is furnished with the indemnity set forth hereinafter.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and based on the premises set forth above, Bank and the Indemnitee do hereby agree as follows:

        1. Agreement to Serve. The Indemnitee will serve or continue to serve as a director or officer of Bank to the best of his abilities at the will of Bank for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders his resignation in writing.

        2.      Definitions. As used in this Agreement:

                (a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of Bank or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of Bank, by reason of any action taken by him or of any inaction on his part while acting as such director or officer or by reason of the fact that he is or was serving at the request of Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                Notwithstanding anything to the contrary above, the term Proceeding does not include any administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by the Indemnitee in the form of payments to Bank.

                (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, of judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right indemnification under Paragraph 7 of this Agreement, but shall not include the amount of judgments, fines or penalties actually levied against the Indemnitee.

                Notwithstanding anything to the contrary above, the term Expenses does not include expenses incurred by the Indemnitee or payments to Bank required of the Indemnitee as a result of an administrative action or proceeding by an appropriate bank regulatory agency.

        3. Indemnity in Third Party Proceedings. Bank shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of Bank to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director or officer of Bank or is or was serving at the request of Bank as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the Indemnitee in connection 'with such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of Bank in the manner prescribed by Section 317, that the Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of Bank and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment. order of court, settlemen, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in the best interest of Bank, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

        4. Indemnity in Proceedings by or in the Right of Bank. Bank shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of Bank to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director of Bank or is or was serving at the request of Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of Bank in the manner prescribed by Section 317, that the Indemnitee acted in good faith and in a manner which he reasonably believed to be in the best interests of Bank and its shareholders (for a Proceeding by or in the right of Bank) and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, no indemnification shall be made under this Paragraph 4:

                (a) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to bank, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall determine;

                (b) of amounts paid in settling or otherwise disposing of such Proceeding, other than a Threatened action, suit or proceeding, without court approval;

                (c) of Expenses incurred in defending such Proceeding, other than a threatened action, suit or proceeding, which is settled or otherwise disposed of without court approval, or,

                (d) in respect of any act, omission, or transaction set forth in Section 204(a)(10)(A)(i)-(vii) of the California Corporations Code.

        5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.

        6. Advances of Expenses. The Expenses incurred by the Indemnitee pursuant to Paragraphs 3 and 4 in defending any Proceeding shall be paid by Bank in advance of the final disposition of such Proceeding at the written request of the Indemnitee, if the Indemnitee shall provide an undertaking in the form attached hereto as Exhibit "A" to Bank to repay such amount unless it is ultimately determined that the Indemnitee is entitled to the payment of expenses. The written request to Bank shall include a description of the nature of the Proceeding and be accompanied by copies of any documents filed with a court relating to the Proceeding.

                Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by Bank if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the board or counsel at the time such determination is made, (a) the Indemnitee acted in bad faith or deliberately breached his duty to Bank or its stockholders, and (b) as a result of such actions by the Indemnitee, it is more likely than not that it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

        7. Rights of the Indemnitee to Indemnification Upon Application; Procedure Upon Application. To the extent a quorum of the Board of Directors of Bank consisting of directors who were or are not parties to a Proceeding is obtainable, the Board of Directors shall determine within 45 days after receipt of the written request of the Indemnitee for indemnification whether the Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 3 and 4 and, if it determines that such standards have been met, it shall provide indemnification to the Indemnitee.

        Notwithstanding the foregoing, the Indemnitee may request independent counsel or may bring suit in the court in which such Proceeding is or was pending to determine whether the Indemnitee is entitled to indemnification as provided by this Agreement. The Indemnitee's expenses incurred in connection with successfully establishing his right to indemnification, in whole or part, shall also be indemnified by Bank.

        8. Partial Indemnification. the Indemnitee is entitled under any provision of this Agreement to indemnification by Bank for some or a portion of the Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, Bank shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines settlements or other amounts to which the Indemnitee is entitled.

        9. Directors' and Officers' Liability Insurance. The obtaining of directors' and officers' liability insurance ("D&O Coverage") at the expense of and by Bank shall in no way limit or diminish the obligation of Bank to indemnify the Indemnitee as provided in this Agreement, provided, however, that any amounts actually recovered by the Indemnitee from the insurer providing D&O Coverage shall be applied in reduction of amounts otherwise owing by Bank by reason of it's indemnification under this Agreement and if Bank pays any amounts to the Indemnitee pursuant to this Agreement, bank shall be subrogated to the Indemnitee's rights and claims against the insurer providing D&O Coverage and the Indemnitee shall execute such documents as Bank shall deem necessary to reflect such subrogation.

        Notwithstanding anything to the contrary in this Agreement, the D&O Coverage obtained by Bank shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against the Indemnitee.

        10.     Settlement of Claims.

                (a) If Bank has not obtained D&O Coverage, the Indemnitee shall not settle any Proceeding for which he intends to seek indemnification hereunder without first attempting to obtain the approval of Bank. If the Indemnitee seeks such approval and such approval is not granted by Bank, the Indemnitee shall be free to settle the Proceeding and pursue any procedures to establish his right to indemnification as provided under this Agreement. If the Indemnitee seeks such approval and such approval is not granted, but Bank agrees to indemnify the Indemnitee against any Expenses, judgments, fines, settlements, or other amounts actually and reasonably incurred by the Indemnitee in connection with such Proceeding, the Indemnitee shall not settle such Proceeding. If, however, under such circumstances the Indemnitee does settle such Proceeding, the Indemnitee shall forfeit his rights to indemnification under this Agreement.

                (b) if Bank has obtained D&O Coverage, the Indemnitee shall not settle any Proceeding for which he intends to seek indemnification without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If the Indemnitee seeks such approval and such approval is not granted by the insurance carrier of any applicable D&O Coverage, the Indemnitee shall not settle such Proceeding without then attempting to obtain the approval of Bank. In the event the Indemnitee seeks such approval from Bank, Bank and the Indemnitee shall have the same rights and obligations as set forth in Paragraph 10(a). If the Indemnitee seeks such approval from Bank and such approval is granted, Bank shall be subrogated to the Indemnitee's rights and claims against the insurance carrier of any applicable D&O coverage and the Indemnitee shall execute such documents as Bank shall deem necessary to effect such subrogation.

        11. Mutual Acknowledgment. acknowledge that in certain instances, Federal law, the OCC or applicable public policy may prohibit Bank from indemnifying its directors and officers under this Agreement or otherwise. For examples Bank and the Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. The Indemnitee understands and acknowledges that Bank has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of Bank's right under public Policy to indemnify the Indemnitee.

        Further, the Indemnitee understands that in accordance with its supervisory responsibilities, the OCC may, in its discretion, review the possible threat to Bank's safety and soundness posed by this Agreement. Based on this review, the OCC may direct a modification of this Agreement through appropriate administrative action.

        12. Successors and Assigns. This Agreement shall be binding upon Bank and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee's spouse, heirs, executors and administrators.

        13. Savings Clause. If this Agreement or any portion thereof be invalidated on any ground by any court of competent jurisdiction, then Bank shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, settlements or other amounts with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that to shall not have been invalidated or by any other applicable law.

        14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and national banking law.

        15. Notices. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to Bank notice in writing as soon as practicable of any claim made against him for which indemnification will or could be sought under this Agreement. Notice to Bank shall be directed to Western Sierra National Bank, 3368 Coach Lane, Cameron Park, California 95682, Attention: Duval Phillips, President (or such other address as Bank shall designate in writing to the Indemnitee).

        16. Modification and Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effected unless in writing signed by both parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

                                           WESTERN SIERRA NATIONAL BANK

By: /s/ GARY D. GALL                       By: /s/ STEPHANIE MARSH
    ------------------------------             ------------------------------
    Indemnitee                                 /s/ Osvaldo I. Scariot, Secretary

                          WESTERN SIERRA NATIONAL BANK

                                   UNDERTAKING

TO:  President
     Western Sierra National Bank
     4011 Plaza Goldorado Circle
     Cameron Park, California 95682



I, GARY D. GALL a director(officer) of Western Sierra National Bank, a national association, pursuant to national banking laws, Section 317(f) of the California Corporations Code and the terms of my Indemnification Agreement with Western Sierra National Bank agree to repay Western Sierra National Bank for all expenses advanced on my behalf in defense of any proceeding or in defense of any claim, issue or matter therein, prior to the disposition of such proceeding, unless it shall be determined ultimately that I am entitled to indemnification under national banking laws, Section 317 of the California Corporations Code or Western Sierra National Bank's Articles of Association, Bylaws, or my Indemnification Agreement.

Date:   MAY 16, 1994
     ----------

                                           INDEMNITEE

                                                        [SIG]
                                           ---------------------------------